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                                   EXHIBIT 10

                             AMENDMENT NO. 1 TO THE
                  EXECUTIVE EMPLOYMENT AGREEMENT ("AGREEMENT")
                              DATED OCTOBER 1, 2001
                                      AMONG
                 COMM BANCORP, INC. ("COMM BANCORP"), COMMUNITY
                       BANK AND TRUST COMPANY ("BANK") AND
                         WILLIAM R. BOYLE ("EXECUTIVE")

         WHEREAS, Comm Bancorp, Bank and Executive have determined to amend the Agreement to reflect the current duties and responsibilities of Executive and revise the compensation for services rendered by Executive pursuant to the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Agreement, the parties hereto agree, intending to be legally bound thereby, as follows:

1.       Section 2 of the Agreement is amended to read in full as follows:

         2. Position and Duties. The Executive: shall serve as the Senior Vice President and Chief Credit Officer of Comm Bancorp and the Bank and report only to the respective Boards of Directors and President/Chief Executive Officer of Comm Bancorp and the Bank; shall have supervision and control over, and responsibility for, the general operation of the credit administration department, retail lending department, commercial lending department, loan administration department, and general senior executive oversight of Comm Bancorp and the Bank; and shall have such other powers and duties as may, from time to time, be prescribed by the respective Boards of Directors and President/Chief Executive Officer of Comm Bancorp and the Bank; provided, that such duties and responsibilities are consistent with the Executive's position as Senior Vice President and Chief Credit Officer in charge of the general management of the credit-related operations of Comm Bancorp and the Bank.

3. Subsection 4.A.1 of the Agreement is amended to read in full as follows:

         1. Annual Direct Salary. As compensation for services pursuant to this Agreement, the Executive shall be entitled to receive an annual salary of $130,000.00. The annual salary shall be in an amount that is at least $10,000.00 above the annual salary of an employee who is under the direct supervision and control of the Executive. The annual salary shall be paid to the Executive in

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         substantially equal biweekly installments or such other more frequent intervals as may be determined by the applicable Board of Directors as payroll policy for senior executive officers. The applicable Board of Directors shall review Executive's annual salary prior to the commencement of each calendar year and shall adjust the annual salary based on performance, but any increase shall be no less than the latest annual Northeastern Pennsylvania Domestic Consumer Price Index percentage rate. The adjusted annual salary shall be communicated to the Executive on or before February 28th of each year and shall be effective as of January 1st of each year. In no event, shall the annual salary be decreased.

4.       Subsection 4.B of the Agreement is amended to read in full as follows:

         B. Incentive Compensation. The Executive shall not participate in the Executive Bonus Plan as described in Exhibit A. The Executive shall receive an annual bonus equal to or greater than any bonus awarded to any other employee, except for the Chief Financial Officer and the Chief Executive Officer. Any bonus to be awarded to the Executive shall, at a minimum, be in the amount of $5,000.

5. This Amendment No. 1 to the Agreement shall take effect on the 19th day of November, 2003.

6. All other terms, provisions and exhibits contained in, or attached to, the Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, Comm Bancorp, Bank and Executive have executed this
Amendment No. 1 to the Agreement, by their duly authorized officers as to Comm Bancorp and Bank.

Attest:                              COMM BANCORP, INC.

By: /s/ John P. Kameen               By: /s/ William F. Farber, Sr.
    ---------------------------          ---------------------------------------
    John P. Kameen, Secretary            William F. Farber, Sr., Chairman,
                                         President and Chief Executive Officer

Attest:                              COMMUNITY BANK AND TRUST COMPANY

By: /s/ John P. Kameen               By: /s/ William F. Farber, Sr.
    ---------------------------          ---------------------------------------
    John P. Kameen, Secretary            William F. Farber, Sr., Chairman,
                                         President and Chief Executive Officer

Witness:

    /s/ Mary Ann Musho                   /s/ William R. Boyle
    --------------------------------     ---------------------------------------
    Signature                            William R. Boyle

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